NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER

ATTENTION: COUNTY CLERK -- THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE, BUT ALSO AS A GENERAL FINANCING STATEMENT AND ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN (THAT IS, A FIXTURE FILING). THE MAILING ADDRESSES OF THE GRANTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

DEED OF TRUST SECURITY AGREEMENT AND FINANCING STATEMENT

This DEED OF TRUST (herein referred to as the "**Deed of Trust**"), entered into as of **April 27, 2020** by **AggieLand-Parks, Inc., a Texas corporation** as Grantor, whose mailing address for notice hereunder is at **1300 Oak Grove Road, Pine Mountain, Georgia 31822,** to **Ivan M. Olson** Trustee for the benefit of **First Financial Bank, N.A.**, whose address is **P.O. Box 5847, Bryan, Texas 77805-5847,** for the benefit of the hereinafter described Beneficiary.

W I T N E S S E T H:

In order to secure the payment of the Indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to **Ivan M. Olson**, Trustee, whose address is **P.O. Box 5847, Bryan, Texas 77805-5847** in the trust hereby created (such trustee and any successors and assigns in trust being hereinafter called the "**Trustee**"), the Mortgaged Property (as hereinafter defined).

ARTICLE I

DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the following meanings:

Beneficiary: **First Financial Bank, N.A.**, whose address is **P.O. Box 5847, Bryan, Texas 77805-5847** and the subsequent holder or holders, from time to time, of the Note.

Default Rate: The rate of interest specified in the Note to be paid by the maker of the Note from and after the occurrence of a default in payment under the provisions of the Note and the other Loan Documents, but not in excess of the Maximum Lawful Rate.

Disposition: Any sale, lease (except as permitted under this Deed of Trust), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest in Grantor (if Grantor is a corporation, partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity).

Event of Default: Any happening or occurrence described in **Article VI** hereof.

Environmental Law: Any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property,

including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("**CERCLA**") as amended, 42 U.S.C. Section 9601 et seq. ("**RCRA**"), the Texas Water Code ("**TWC**"), the TEXAS SOLID WASTE DISPOSAL ACT, TEX. REV. CIV. STAT. ANN. ART. 4477-7, and regulations, rules, guidelines, or standards promulgated pursuant to such laws, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor, and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

Grantor: The individual or entity described as Grantor in the initial paragraph of this Deed of Trust and any successor in interest thereto.

Guarantor: The Guarantor shall be individually or collectively **Parks! America, Inc., a Nevada corporation, Wild Animal Safari, Inc., a Georgia corporation**, and **Wild Animal, Inc., a Missouri corporation.**

Guaranty (individually and/or collectively, as the context may require): That or those instruments of guaranty now or hereafter in effect from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, the Obligations, or both.

Hazardous Substance: Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; and (iii) any substance included within (a) the definition of "waste pursuant to Section 26.342(9) of TWC or (b) the definition of "hazardous substance" pursuant to Section 30.003(b) of TWC or (c) the definition of "pollutant" pursuant to Section 26.001(13) of the TWC.

Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

Improvements: Any and all buildings, covered garages, utility sheds, workrooms, air conditioning towers, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

Indebtedness and/or Loan: (i) The principal of, interest on, or other sums evidenced by the Note or the other Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; and (iii) any and all other indebtedness, obligations, and liabilities of any kind or character of the Grantor to Beneficiary, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Beneficiary of the Grantor as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Grantor and Beneficiary that Grantor may hereafter become indebted to Beneficiary in further sum or sums.

Land: Any real estate, or other interest therein described on **Exhibit "A"** attached to this Deed of Trust, together with all right, title, interest, and privileges of Grantor in and to (a) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (b) any strips of real property between such real property and abutting or adjacent properties; (c) all water and water rights, timber, crops, pertaining to such real estate; and (d) all appurtenances and all reversions and remainders in or to such real property.

Legal Requirements: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, (iii) Grantor's or any Guarantor's presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust, or other form of business association agreement, and (iv) any and all leases and other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Grantor or any Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Grantor is granted a possessory interest in and to the Land and/or the Improvements.

Lender: Shall have the same meaning as Beneficiary.

Loan Agreement: **The Loan Agreement of even date herewith by and between Grantor, as borrower, and Beneficiary, as lender, governing the loan evidenced by the Note and secured, inter alia, by this Deed of Trust.**

Loan Documents: "**Loan Documents**" shall mean this Deed of Trust, the Note, and all other documents executed by Borrower pursuant to the Loan Agreement.

Material Adverse Effect: Any material and adverse effect on (i) the business condition (financial or otherwise), operations, prospects, results of operations, capitalization, liquidity or any properties of the Grantor, taken as a whole, (ii) the value of the Mortgaged Property, (iii) the ability of Grantor (or if the Grantor is a partnership, joint venture, trust or other type of business association, of any of the parties comprising Grantor or of the ground lessor if the estate held by Grantor in the Land is a leasehold estate) to pay and perform the Indebtedness and the Obligations, respectively, or (iv) the validity, enforceability or binding effect of any of the Loan Documents.

Minerals: All substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, the Project and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, and Project together with any and all other security and collateral of any nature whatsoever, now or hereafter given under this Deed of Trust for the repayment of the Indebtedness or the performance and discharge of the Obligations. As used in this Deed of Trust, the term "**Mortgaged Property**" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

Note: "**Note**" shall mean a promissory note, in form acceptable to Beneficiary, payable to the order of Beneficiary in the stated principal amount of **$5,000,000.00.**

Obligations. The term "**Obligations**" shall mean all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of Grantor, or any Guarantor to Beneficiary arising from, by virtue of, or pursuant to any of the Loan Documents, including the Note and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and attorneys' fees, appraisal fees, environmental inspection fees and other costs reasonably incurred in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

Permitted Exceptions: The outstanding liens, easements, building lines, restrictions, security interests and other matters (if any) as reflected on **Exhibit "B"** attached to this Deed of Trust, to the extent same are valid and subsisting, in full force and effect and do, in fact, cover or affect the Land described in **Exhibit "A"** attached to this Deed of Trust.

Personalty: All of the right, title, and interest of Grantor in and to (i) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (ii) general intangibles, notes, chattel paper, money, insurance proceeds, accounts, contract and subcontract rights, trademarks, tradenames, inventory; (iii) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (iv) all other personal property of any kind or character as defined in and subject to the provisions of Article 9 of the Texas Business and Commerce Code ("**Code**") but not including the animals located on the Land; any and all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof. Without limiting the foregoing, "**Personalty**" shall include any and all deposit accounts, demand accounts, savings accounts, special accounts, checking accounts or certificates of deposit in the name of Grantor and on deposit with Beneficiary, however, "Personalty" shall not include animals located on the Land.

Release: "Release," "removal," "environment," and "disposal" shall have the meanings given such terms in CERCLA, and the term "disposal" shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that to the extent the laws of the state of Texas establish a meaning for "release," "removal,"

"environment," or "disposal," which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.

Remedial Work: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary or desirable under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property, or any part thereof.

Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires rights thereto), and other benefits paid or payable by parties to a contract and/or lease for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.

Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.

Trustee: The individual described as Trustee in the initial paragraph of this Deed of Trust.

Additional Definitions. As used herein, the following terms shall have the following meanings:

(a) "Hereof", "hereby", "hereto", "hereunder", "herewith", and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.

(b) "Heretofore" means before, "hereafter" means after, and "herewith" means concurrently with, the date of this Deed of Trust.

(c) All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(d) All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

GRANT

2.1 Grant. To secure the full and timely payment of the Indebtedness and the Note and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however that if Grantor shall pay (or cause to be paid) the Indebtedness in full and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate, in accordance with the provisions hereof. Otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:

3.1 Organization and Power. If Grantor is a corporation, limited liability company, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, Grantor (a) is either a corporation duly incorporated with a legal status separate from its affiliates, or a partnership or trust, joint venture or other type of business association duly organized, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is located, and (b) has all requisite power and all governmental certificates of authority, licenses, all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

3.2 Mailing Address. Grantor's mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct

3.3 No Reliance by Beneficiary. Grantor is relying solely upon Grantor's expertise and business plan in connection with the ownership and operation of the Mortgaged Property. Grantor is not relying on Beneficiary's expertise or business acumen in connection with the Mortgaged Property.

3.4 Environmental and Hazardous Substances.

(a) The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

(b) Without limitation of **Section 3.4(a)** immediately preceding, to the best of Grantor's knowledge the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any remedial obligations under any Environmental Law.

(c) To the best of Grantor's knowledge all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, without limitation, the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance (as hereinafter defined) into the environment, have been duly obtained or filed.

(d) To the best of Grantor's knowledge, there has been no material emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Mortgaged Property, of any toxic or hazardous substance or wastes at or from the Mortgaged Property (any of which is hereafter referred to as a "**Hazardous Discharge**"), and the Project is free of any levels of such toxic or hazardous substances or wastes which would be in violation of any applicable federal, state or local environmental, health or safety laws, codes or ordinances. Grantor has no knowledge that there has ever been any event which would be deemed a release or a disposal of any hazardous, toxic or dangerous substance, waste or material at, on, or in connection with the Project defined as such in, or for the purpose of, the Comprehensive Environmental Response, Liability and Compensation Act, 42 U.S.C. 9601, et

seq., any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standard of conduct concerning any hazardous material.

(e) Grantor has taken all steps necessary to determine and has determined that no Hazardous Substances have been generated, treated, placed, held, located, or otherwise released on, under, from, or about the Mortgaged Property.

(f) To the extent of Grantor's rights not subject to any mineral lease burdening the Land on the date hereof, Grantor has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance.

(g) To the best of Grantor's knowledge there is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

(h) Grantor has not received any notice, and has no actual or constructive knowledge, that any Governmental Authority or any employee or agent hereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance

(i) To the best of Grantor's knowledge there have been no communications or agreements with any Governmental Authority or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

(j) Neither Grantor nor, to the best knowledge of Grantor, any other person, including, but not limited, to any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Grantor, to the extent of Grantor's rights not subject to any mineral lease burdening the Land on the date hereof, will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the "superlien" law of such other jurisdiction.

(k) Grantor has been issued all required federal, state, and local licenses, certificates, or permits relating to, and Grantor and its facilities, business assets, property, leaseholds, and equipment are in compliance in all respects with all applicable federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.

(l) Grantor shall promptly provide to Lender true, accurate and complete copies of any and all documents, including reports, submissions, notices, orders, directives, findings and correspondence made by Grantor to the United States Environmental Protection Agency ("**EPA**"), the United States Occupational Safety and Health Administration ("**OSHA**") or any other federal, state or local authority which require informational submissions concerning environmental, health or safety matters which would materially affect the Project.

(m) Grantor shall give to Beneficiary immediate oral and written notice of any Hazardous Discharge or complaint or inquiry. Such notices shall include, among other information, the name of the party who filed the claim, the nature of the claim and the actual or estimated potential amount of the claim if known. Grantor shall promptly comply with its obligations under applicable environmental law with regard to such Hazardous Discharge or complaint or inquiry.

(n) Without limitation upon the rights of Beneficiary set forth elsewhere in this Agreement, in the event Grantor fails to take reasonable and appropriate action with respect to a Hazardous Discharge or complaint or inquiry within its control as the owner of the surface rights, Beneficiary shall have the right, but not the obligation, to enter onto the Project and/or to take such actions as it reasonably deems necessary or advisable to remediate, remove, resolve, minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint. All costs and expenses reasonably and actually incurred by Beneficiary in the exercise of any such rights shall be secured by the Mortgaged Properties and shall be payable by the Grantor upon demand.

(o) **Grantor hereby agrees to defend, indemnify and hold Beneficiary harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, reasonably incurred remediation costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of a Hazardous Discharge or complaint or inquiry, to the extent not caused by a third party oil well drilling operator.**

ARTICLE IV

AFFIRMATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

4.1 Payment and Performance. Grantor will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates same are to be performed.

4.2 Existence. Grantor will and will cause each Constituent Party to preserve and keep in full force and effect its existence, rights, franchises, and trade names.

4.3 Compliance with Legal Requirements. Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

4.4 First Lien Status. Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions and lien claims bonded around as provided in Loan Documents.

4.5 Cross-Collateralization. In addition to the Note herein described, the indebtedness hereby shall cover and include: (1) all indebtedness arising pursuant to the provisions of this instrument; (2) all

loans and advances which the holder of the Note described herein may hereafter make to the undersigned; (3) all other additional debts, obligations, and liabilities of every kind and character of the undersigned now or hereafter existing in favor of the holder of such Note, including overdrafts and liabilities as endorser or surety, regardless of whether such debts, obligations, and liabilities be direct or indirect, primary or secondary, joint, several or joint and several, or which have been payable to, or be or have been payable or be or have been in favor of some other person, or have been acquired by the holder of such Note in a transaction with one other than the undersigned; and (4) any and all renewals or extensions of said debts, obligations, and liabilities or any part thereof. It is contemplated by Grantor that Grantor may hereinafter become indebted to Lender named herein for further sum or sums, but that Lender shall not be obligated to make such advances. However, this deed of trust lien will not secure other debts if a disclosure must be made with respect to such debt of the existence of this deed of trust and such disclosure is not given as required by law. This deed of trust lien also will not secure any other debt, if any person is entitled to notice of the right to rescind such debt unless such notice is given as provided by law. It is not the intention of the parties hereto to extend the lien of this Deed of Trust, nor does Lender claim a lien which would violate, or give rise to an allegation of violation of, any provision of TEX.REV. CIV. STAT. ANN. art. 5069-3A.853(b) (Vernon Supp. 1997) or TEX. FIN. CODE ANN. 346.201 (VERNON 1997) Chapter 342 of the TEX. FIN. CODE or any other statute, regulation, rule, ordinance or order of the State of Texas, any other applicable jurisdiction or any agency or subdivision of any of such jurisdictions.

4.6 Future Advances. In addition to the Note, this Deed of Trust secures all advances made by Lender to Grantor whether or not the advances are made pursuant to a commitment. Specifically, without limitation, this Deed of Trust secures, in addition to the amounts specified in the Note, all future amounts Lender in its discretion may loan to Grantor, together with all interest thereon.

4.7 Ad Valorem Property Tax Loans. During the term of this Loan, Grantor will not, without the prior written consent of Beneficiary, enter into a lending relationship, as borrower, with any taxing authority, person, or business entity for the payment of ad valorem taxes on the Mortgaged Property which loan will be secured by a real property tax lien created pursuant to the Texas Tax Code and which will take priority over the lien created by this Deed of Trust. If such tax lien does attach hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Beneficiary, Grantor will cause the same to be promptly discharged and released. Grantor entering into such a lending relationship without the written consent of the Beneficiary or Grantor refusing to discharge and release the Mortgaged Property from such tax lien shall be an event of default under this Deed of Trust. Upon the occurrence of this event of default, Beneficiary may declare the Note immediately due and payable, whereupon all of the Indebtedness shall be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or further actions of any kind, all of which are hereby expressly waived by Grantor. Grantor hereby waives notice of intent to accelerate and notice of acceleration.

4.8 Assignment of Leases. If Grantor does not deliver a Subordination, Non-Disturbance and Attornment Agreement in favor of Lender on terms and conditions satisfactory to Lender, then Grantor hereby grants to Lender a conditional assignment of all of Grantor's interest in all present and future leases of the Mortgaged Property. If there is an Event of Default, Lender, at is option, may by written notice to Grantor, cause the conditional assignment to become a then present, unconditional assignment. This conditional assignment shall terminate when this Deed of Trust is released.

4.9 Payment of Impositions. Grantor will duly pay and discharge, or cause to be paid and discharged, the Indebtedness and Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the day any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of each Imposition.

4.10 Repair. Grantor will keep the Mortgaged Property in good order and condition and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.

Grantor will prevent any act, occurrence, or neglect which might impair the value or usefulness of the Mortgaged Property for its intended usage. In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, Grantor shall proceed to repair, replace, add to, better, improve, or alter same, or cause same to be repaired, replaced, added to, bettered, improved, or altered, notwithstanding anything to the contrary contained in **Section 5.3** hereof; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary in writing of the commencement of same and the measures to be taken, and, when same are completed, the completion date and the measures actually taken

4.11 Insurance. Grantor will obtain and maintain insurance upon and relating to the Mortgaged Property with such insurers, in such amounts and covering such risks as shall be reasonably satisfactory to Beneficiary, from time to time, including but not limited to: (i) owner's policies of comprehensive general public liability insurance (including automobile coverage if Beneficiary later requires); (ii) hazard insurance in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Grantor from becoming a coinsurer; (iii) If reasonably available, business interruption or rental loss insurance; (iv) if the Mortgaged Property is in a "Flood Hazard Area," a flood insurance policy, or binder therefore, in an amount equal to the principal amount of the note or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the "insurance purchase requirement" of that act; and (v) such other insurance, if any, as Beneficiary may reasonably require from time to time. Each insurance policy issued in connection herewith shall provide by way of endorsements, riders or otherwise that (a) with respect to liability insurance, it shall name Beneficiary as an additional insured, with respect to the other insurance, it shall be payable to Beneficiary as a mortgagee and not as a coinsured, and with respect to all policies of insurance carried by each Lessee for the benefit of the Grantor, it shall be payable to Beneficiary as Beneficiary's interest may appear; (b) the coverage of Beneficiary shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations, or conditions in such policy; (c) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty (30) days' prior written notice thereof; and (d) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellations, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent same. Beneficiary shall be furnished with a copy of each such initial policy coincident with the execution of this Deed of Trust and the original of each renewal policy not less than ten (10) days' prior to the expiration of the initial, or each immediately preceding renewal policy, together with receipts or other evidence that the premiums thereon have been paid for one (1) year. Grantor shall furnish to Beneficiary, on or before thirty (30) days after the close of each of Grantor's fiscal years, a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance. Grantor may satisfy the requirements of this Section 4.11 by use of a so-called "blanket policy," provided that the coverage is not diminished and the coverage is separately and individually allocated to the Mortgaged Property.

4.12 Inspection. Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times upon prior notice to Grantor.

4.13 **Hold Harmless. Grantor will defend, at its own cost and expense, and hold Trustee and Beneficiary harmless from, any action, proceeding, or claim affecting the Mortgaged Property or the Loan Documents, save and except any action, proceeding or claim arising as a result of the gross negligence or willful misconduct of Trustee, and all costs and expenses incurred by Beneficiary in protecting its interests hereunder in such an event (including all court costs and attorneys' fees) shall be borne by Grantor. If Grantor fails timely to do so, Beneficiary may (but shall not be obligated to) commence, appear in, or defend any action or obligations of Beneficiary and Grantor pursuant to this Agreement. Beneficiary may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with proceedings or actions, which Grantor agrees to repay to Beneficiary upon demand. If Grantor**

is a partnership or joint venture, each partner or venturer of Grantor jointly and severally agrees that in the event any dispute whatsoever arises among any or all of the partners or venturers, the Grantor will indemnify Trustee and Beneficiary and any corporation controlling, controlled by, or under common control with either Trustee or Beneficiary, and any shareholder, officer, director, employee and agent of either Trustee or Beneficiary or any such corporation, and will hold Trustee and Beneficiary and any such corporation and any such shareholder, officer, director, employee and agent of such corporation or Beneficiary, harmless from and against all expenses, including without limiting the generality of the foregoing, all legal fees, damages, and other liabilities of any type whatsoever (including but not limited to, any liabilities arising out of demands by any of the partners for undisbursed loan funds) suffered or incurred as a result of or in connection with any such dispute. This indemnity provision shall survive repayment of the Indebtedness, shall be binding upon the respective heirs, legal representatives, successors, and assigns of Grantor, and shall inure to the benefit of Trustee and Beneficiary, their successors, and assigns, any corporation controlling, controlled by, or under common control with either Trustee or Beneficiary and the corporation's shareholder, directors, officers, employees and agents.

4.14 Books and Records. Grantor will maintain full and accurate books of account and other records reflecting the results of the operations of the Mortgaged Property and will furnish, or cause to be furnished, to Beneficiary: (a) quarterly operating statements pursuant to the terms of the Loan Agreement executed on even date herewith (b) upon request by Beneficiary a certificate by Grantor certifying that, as of the date thereof, there does or does not (as the case may be) exist an event which constitutes, or which upon due notice or lapse of time or both would constitute an Event of Default or, if an Event of Default exists, specifying the nature thereof, (c) immediate notice of any material adverse change in Grantor's or the Mortgaged Property's financial condition or business prospects. At any time and from time to time Grantor shall deliver to Beneficiary such other financial data as Beneficiary shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Beneficiary shall have the right, at reasonable times and upon reasonable notice, to audit, examine, and make copies or extracts of Grantor's books of account and records relating to the Mortgaged Property, all at Beneficiary's expense, and all of which shall be maintained and made available to Beneficiary and Beneficiary's representatives for such purpose at the address specified herein for Grantor or at such other location as Beneficiary may approve. Upon Beneficiary's request, Grantor shall also furnish Beneficiary with convenient facilities and all books and records necessary for an audit of such statements.

4.15 Financial Statements; Tax Returns. Grantor shall promptly furnish or cause to be furnished to Beneficiary financial statements of Grantor and each Guarantor prepared on the accrual basis in accordance with generally accepted accounting principles (GAAP) consistently applied by and certified to be true and correct by the chief financial officer of Grantor and each Guarantor, as applicable, and deliver same to Beneficiary pursuant to the terms of the Loan Agreement executed on even date herewith, to provide such certified interim financial statements of Grantor or Guarantor as may be reasonably requested by Beneficiary and to allow Beneficiary from time to time at a reasonable time upon prior notice to inspect all books and records relating to Grantor's and each Guarantor's, as applicable, financial condition or to the Indebtedness, and to make and take away copies of such books and records, all at Beneficiary's expense. If Grantor or any Guarantor is a partnership, joint venture, trust or other type of business association, Grantor or such Guarantor shall provide Beneficiary with any and all financial statements and other documents and make any and all disclosures to Beneficiary with respect to any Constituent Party, as Grantor or such Guarantor is required to provide and make, and in the manner required to be provided and made, with respect to Grantor or such Guarantor pursuant to this paragraph.

Grantor shall also furnish or cause to be furnished to Beneficiary its annual income tax returns for Grantor and each Guarantor pursuant to the terms of the Loan Agreement executed on even date herewith, in each case after they are filed.

4.16 Further Assurances and Corrections. From time to time, at the request of Beneficiary, Grantor will (i) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgement thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation,

further deeds of trust, security agreements, financing statements, continuation statements and assignments of leases) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Beneficiary's opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third persons; and (iv) pay all costs connected with any of the foregoing.

4.17 Tax on Deed of Trust. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Grantor will immediately pay all such taxes, provided that if such law as enacted makes it unlawful for Grantor to pay such tax, Grantor shall not pay nor be obligated to pay such tax. Nevertheless, if a law is enacted making it unlawful for Grantor to pay such taxes, then Grantor must prepay the Indebtedness in full within sixty (60) days after demand therefor by Beneficiary.

4.18 Statement of Unpaid Balance. At any time and from time to time, but no more often than semi-annually, Grantor will furnish promptly, upon the written request of Beneficiary, a written statement or affidavit, in form satisfactory to Beneficiary, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

4.19 Expenses. Grantor will pay on demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, reasonable attorneys' fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including without limitation, reasonable attorneys' fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Beneficiary or Trustee is a party involving this Deed of Trust or the Mortgaged Property) or incident to the enforcement of the indebtedness or the exercise of any right or remedy of Beneficiary under any Loan Document.

4.20 Address. Grantor shall give written notice to Beneficiary and Trustee of any change of address of Grantor at least five (5) days prior to the effective date of such change of address. Absent such official written notice of a change in address for Grantor, then Beneficiary and Trustee shall be entitled for all purposes under the Loan Documents to rely upon Grantor's address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.

4.21 Environment and Hazardous Substances. Grantor, to the extent of Grantor's rights not subject to any mineral lease burdening the Land on the date hereof, will:

(a) not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so;

(b) keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law;

(c) give prompt written notices to Beneficiary of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous

Substance generated or used on, under or about the Mortgaged Property, (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law;

(d) permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Grantor shall pay all attorneys' fees incurred by Beneficiary in connection therewith;

(e) **to the extent not caused by a third party oil well drilling operator protect, indemnify, and hold harmless Trustee and Beneficiary, their parents, subsidiaries, directors, officers, employees, representatives, agents, successors, and assigns from and against any and all loss, damage, costs, expense, action, causes of action, or liability (including attorneys' fees and costs) directly or indirectly arising from or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Mortgaged Property, whether known or unknown at the time of the execution hereof, including without limitation (i) all foreseeable consequential damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, and (ii) the costs of any required or necessary environmental investigation or monitoring, any repair, cleanup, or detoxification of the Mortgaged Property, and the preparation and implementation of any closure, remedial, or other required plans. This covenant and the indemnity contained herein shall survive the release of the lien of this Deed of Trust, or the extinguishment of the lien by foreclosure or action in lieu thereof; and**

(f) in the event that any Remedial Work is reasonably necessary or desirable, Grantor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Beneficiary for performance thereof (or such shorter period of time as may be required under any Legal Requirement). All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

4.22 Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

4.23 **TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO: (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN**

INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

ARTICLE V

NEGATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

5.1 Waste; Alterations. Grantor will not commit or permit any waste or impairment of the Mortgaged Property and will not (subject to the provisions of **Sections 4.3 and 4.10** hereof), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature that are inconsistent with the provisions of the Loan Documents.

5.2 Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Mortgaged Property or any portion of the Mortgaged Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender's prior written consent. This restriction will not apply to rights and easements (such as gas and oil) not owned by Grantor and of which Grantor has informed Lender in writing prior to Grantor's signing of this Deed of Trust.

5.3 Water Rights. At least thirty (30) days before leasing the real property secured by this Deed of Trust for the drilling, development and/or production of underground water, Grantor will give written notice to Lender, by certified mail, return receipt requested, at the Lender's address, of the complete terms and provisions of the proposed lease. Grantor agrees that Lender must approve in writing the execution of such lease; and Grantor agrees not to execute such lease prior to securing Lender's written approval, which approval may be withheld by Lender in its discretion. Grantor further agrees not to convey Grantor's water rights or any part thereof pertaining to the real property secured by this Deed of Trust without first securing Lender's written consent, which can be withheld. No conveyance of such interest in water rights shall be effective absent compliance with this provision. Any failure to comply with this covenant constitutes a default entitling the Lender to declare the entire balance due and payable and to proceed under the remedies of this Deed of Trust, and such other rights and remedies as may be provided by law

5.4 Further Assurances; Attorney-in-Fact. The following provisions relating to further assurances and attorney in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Beneficiary, Grantor will make, execute and deliver, or will cause to be made, executed, or delivered to Beneficiary or to Beneficiary's designee, and when requested by Beneficiary, cause to be filed, recorded, refiled, or rerecorded, as the case may be or at such times and in such offices and places as Beneficiary may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Beneficiary be necessary or desirable in order to effectuate, complete, perfect, continue or preserve (1) Grantor's obligations under the Note, this Deed of Trust, and the Loan Documents, and (2) the liens and security interests created by this Deed of Trust on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Beneficiary agrees to the contrary in writing, Grantor shall reimburse

Beneficiary for costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-In-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Beneficiary may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Beneficiary's sole opinion, to accomplish the matters referred to in the preceding paragraph.

5.5 Replacement of Fixtures and Personalty. Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest, except as may be approved in writing by Beneficiary.

5.6 Change in Zoning. Except as otherwise provided in the Loan Agreement, Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary's prior written consent.

5.7 No Drilling. Except for the existing designated drill sites on the Land, and to the extent of Grantor's rights not subject to any mineral lease burdening the Land on the date hereof, Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

5.8 No Disposition. Grantor will not make a Disposition without obtaining Beneficiary's prior written consent to the Disposition.

ARTICLE VI

EVENTS OF DEFAULT

The term "**Event of Default**," as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

6.1 False Representation. If any representation, warranty, terms, covenants, conditions or statements made by Grantor, any Guarantor, or Constituent Party in, under, or pursuant to the Loan Documents, an Affidavit of Borrower or an Application for Advance, or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Beneficiary to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness, and is not corrected within 30 days after Beneficiary provides Grantor written notice in a manner to make such representation, warranty, terms, covenant, condition or statements correct.

6.2 Default Under other Loan Documents. If Grantor shall default or commit an Event of Default under and pursuant to any other mortgage or security agreement which covers or affects any part of the Mortgaged Property, including this Deed of Trust, or if any event or condition shall occur which gives rise to a right in Beneficiary to accelerate the Loan or exercise any remedy as a consequence of a default under any Deed of Trust, or any other of the Loan Documents, or the occurrence of an Event of Default as defined in any of the other Loan Documents.

6.3 Cross Default. Any event of default under this Deed of Trust, the Note or any other of the Loan Documents or any agreement now or hereafter evidencing or securing the Note or any part of the

Indebtedness will constitute an event of default under all other notes of Borrower or Grantor and any other agreement related thereto, held by Beneficiary at the time of such Event of Default, and an event of default under any obligation imposed by any other notes of Borrower or Grantor by any other agreement held by beneficiary will constitute an Event of Default under this Deed of Trust, the Note, or any other of the Loan Documents and all of the other instruments now or hereafter evidencing or securing the Note or any part of the Indebtedness.

6.4 Insolvency; Bankruptcy. If Grantor or any Guarantor, , as applicable, (i) shall execute an assignment for the benefit of creditors, generally, or an admission in writing by Grantor or any Guarantor, of such Grantor or any Guarantor's, inability to pay, or failure to pay, debts generally as the debts become due; or (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within thirty days after the levy; or (iii) shall allow the appointment of a receiver, liquidator, trustee or custodian of Grantor or any Guarantor, or of the Mortgaged Property or any part thereof, which receiver, liquidator, trustee or custodian is not discharged within sixty days after the appointment; or (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks of the benefit or benefits of any Debtor Relief Law, or takes any action in furtherance thereof; or (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Beneficiary or Trustee granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Grantor or any Guarantor as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of Grantor or any Guarantor or of the Mortgaged Property, or any part thereof, or of any significant portion of Grantor's or any Guarantor's, other property; and (a) Grantor or any Guarantor admits, acquiesces in or fails to contest diligently the material allegations thereof, or (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Grantor or any Guarantor, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty days next following the date of filing; or (vii) has an order, judgment or decree entered against it pursuant to any Debtor Relief Law that could suspend, delay or otherwise affect the enforcement of any of the rights granted to Lender in any of the Loan Documents, and such order, judgment or decree is not stayed or reversed within sixty (60) days after the entry thereof.

6.5 Dissolution; Death. If Grantor, or any Guarantor, shall die, become totally and permanently disabled, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or if Grantor shall cause, institute or fail to contest any proceeding for the dissolution or termination of Grantor, or if Grantor ceases to do business or terminates its business as presently conducted for any reason whatsoever without the prior written consent of Beneficiary.

6.6 No Further Encumbrances. If Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain during construction or upon completion of the Improvements, any Subordinate Mortgage lien or encumbrance not approved by Beneficiary, regardless of whether such Subordinate Mortgage lien or encumbrance is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions, or if a deficiency tax assessment be made or tax lien filed against Grantor or the Property.

6.7 Disposition of Mortgaged Property and Beneficial Interest in Grantor. If Grantor makes a Disposition without the prior written consent of Beneficiary.

6.8 Condemnation. If any condemnation, eminent domain or other taking proceeding is instituted or threatened which would, in Beneficiary's sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.

6.9 Material Adverse Change. If Beneficiary reasonably determines that any event shall have occurred that could be expected to have a Material Adverse Effect, or if Beneficiary, in good faith, believes that the prospect of repayment of all or any part of the obligation of Grantor to Beneficiary hereunder or under any Loan Documents or the performance of Grantor's obligations hereunder or under any Loan

Documents is impaired. This subparagraph shall be subject to the requirement that Beneficiary give notice to Grantor of the impairment, and Grantor shall then have five (5) days to cure such impairment.

6.10 Abandonment. If Grantor abandons all or any portion of the Mortgaged Property.

ARTICLE VII

REMEDIES

7.1 Beneficiary's Remedies Upon Default. Upon the occurrence of an Event of Default which has not been cured within any applicable cure period, Beneficiary may, at Beneficiary's option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:

(a) Right to Perform Grantor's Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be deemed advanced to or for the account of Grantor and secured by this Deed of Trust and any of the other Loan Documents, as applicable and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay. Grantor hereby constitutes and appoints Beneficiary its true and lawful attorney-in-fact with full power of substitution to complete the Improvements in the name of Grantor and hereby empowers Beneficiary to use any funds of Grantor, including any balance which may be held in escrow and any funds which may remain unadvanced for the purpose of completing the Improvements on Property, to make such additions and changes and corrections in the contract documents which may be necessary or desirable to complete the Improvements on Property, to employ watchmen to protect the Property from injury, to employ such contractors, subcontractors, and agents, architects, and inspectors as shall be required for such purposes, to pay, settle or compromise existing bills and claims which may be liens against the Property, to execute all applications and certifications in the name of Grantor which may be required by any of the contract documents, and to do any and every act which Grantor might do in Grantor's own behalf. It is further understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest, given as security and is irrevocable. Grantor hereby assigns and quitclaims to Beneficiary all sums unadvanced hereunder for the completion of the Improvements, such assignment to become effective only in case of the occurrence of an Event of Default.

(b) Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Grantor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Indebtedness in such manner as Beneficiary may elect. All such costs, expenses, and liabilities incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness.

If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Beneficiary pursuant to this subsection, the Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct of the Beneficiary, nor shall the Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Grantor shall and does hereby agree to indemnify the Beneficiary for, and to hold the Beneficiary harmless from, any and all liability, loss, or damages, which may or might be incurred by the Beneficiary under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against the Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease. Should the Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Grantor shall reimburse the Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Beneficiary for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any Hazardous Substance on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Grantor hereby assents to, ratifies, and confirms any and all actions of the Beneficiary with respect to the Mortgaged Property taken under this subsection.

The remedies in this subsection are in addition to other remedies available to the Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Beneficiary. The remedies in this **Article VII** are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under the Code. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under the Code. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Indebtedness (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Indebtedness.

(c) Right to Accelerate. Upon the occurrence of an Event of Default as defined herein and in the Loan Agreement, Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The failure to exercise any remedy available to the Beneficiary shall not be deemed to be a waiver of any rights or remedies of the Beneficiary under the Loan Documents, at law or in equity.

(d) Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee's special duty, upon such request of Beneficiary, to sell the Mortgaged Property,

or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(ii) Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the "**Questioned Bidder**") declines to comply with the Trustee's requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee's sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(iii) Sale Subject to Unmatured Indebtedness. In addition to the rights and power of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary's option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, power, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

(iv) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction

by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have presednt or to exhibit at any sale any of the Mortgaged Property.

(v) Trustee's Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(e) Beneficiary's Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.

(f) Beneficiary's Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged property or any part thereof, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g) Beneficiary's Uniform Commercial Code Remedies. The Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the Code, and in conjunction with, in addition to or in substitution for the rights and remedies under the Code, the Beneficiary may:

(i) without demand or notice to Grantor, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and

(ii) require Grantor to assemble the Personalty and make it available at a place the Beneficiary designates which is mutually convenient to allow the Beneficiary to take possession or dispose of the Personalty; and

(iii) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and

(iv) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Mortgaged Property under power of sale and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under the Code; and

(v) in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of the Beneficiary, be sold as a whole; and

(vi) it shall not be necessary that the Beneficiary take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and

(vii) prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys' fees and legal expenses incurred by the Beneficiary; and

(viii) after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Beneficiary, Grantor shall assemble the Personalty and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Grantor and Beneficiary. Grantor agrees that Beneficiary shall not be obligated to give more than ten (10) days' written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Grantor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Indebtedness and the enforcement of Beneficiary's rights under the Loan Documents. Beneficiary shall apply the proceeds of the sale of the Personalty against the Indebtedness in accordance with the provisions of **Section 7.4** of this Deed of Trust. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay the Indebtedness in full. Grantor waives all rights of marshalling in respect of the Personalty; and

(ix) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Indebtedness, the occurrence of any Event of Default, the Beneficiary having declared all or a portion of such Indebtedness to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by the Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(x) the Beneficiary and/or the Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held

by the Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Beneficiary.

(h) Other Rights. Beneficiary (i) may surrender the insurance policies maintained pursuant to the Loan Agreement or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of **Section 7.4** hereof, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; and (ii) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

(i) Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. The Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Beneficiary's purchaser shall be applied in accordance with **Section 7.4** of this Deed of Trust.

7.2 Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Note is payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary's custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by the Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary's possession.

7.3 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser's ownership, immediate possession of the property purchased, and if Grantor or Grantor's successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.4 Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or the proceeds from the surrender of any insurance policies pursuant hereto,

or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to **Section 8.1** hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to **Section 8.2** hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority: (1) to the payment of all expenses of advertising, selling, and conveying the Mortgaged property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys' fees and a reasonable fee or commission to Trustee, not to exceed five percent of the proceeds thereof or sums so received; (2) to the remainder of the Indebtedness as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; and (3) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (4) the cash balance, if any, to the Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

7.5 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with **Subsection 7.1(d)** hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.

7.6 Payment of Fees. If the Note or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to the Beneficiary to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary's attorneys' fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

7.7 Miscellaneous.

(a) In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and power of Beneficiary shall continue as if same had never been invoked.

(b) In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, the Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.

(c) All rights, remedies, and recourses of Beneficiary granted in the Note, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed

as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust and each Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary's option.

(d) Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor or any other party to pay the Indebtedness or perform and discharge the Obligations. For payment of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(e) Grantor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Trustee's exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.

(f) Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Note, and the other Loan Documents.

(g) The remedies in this Article VII are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under the Code.

(h) No waiver by Beneficiary of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Beneficiary; no delay or omission in the exercise or enforcement by Beneficiary of any rights or remedies shall ever be construed as a waiver of any right or remedy of Beneficiary; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Beneficiary. Beneficiary may, at its sole discretion, make advances prior to the time all conditions precedent to such advances have been satisfied without waiving or releasing any of the requirements or conditions of this Deed of Trust, and, notwithstanding the making of any such advances, Beneficiary may, at its discretion, discontinue any further disbursements at any time until all of the conditions, prior performances and other requirements of this Deed of Trust have been strictly fulfilled, performed and complied with.

7.8 Waiver of Deficiency Statute.

(a) Waiver. In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency

judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

(b) Alternative to Waiver. Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve [12] months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years' experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

ARTICLE VIII

SPECIAL PROVISIONS

8.1 Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums received by Beneficiary as a result of condemnation shall be applied to the Indebtedness in accordance with the provision of **Section 7.4** hereof.

8.2 Insurance Proceeds. The proceeds of any and all insurance upon the Mortgaged Property (other than proceeds of general public liability insurance) shall be collected by Beneficiary, and Beneficiary shall have the option, in Beneficiary's sole discretion, to apply any proceeds so collected either to the restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof.

8.3 Indemnity. If Beneficiary is made a party defendant to any litigation concerning this Deed of Trust, or the Mortgaged Property or any interest therein, or the occupancy thereof by Grantor, then Grantor shall indemnify, defend, and hold harmless Beneficiary from all liability, claim, loss, cost, or expense by reason of such litigation, including without limitation attorneys' fees and expenses incurred by Beneficiary in any such litigation, whether or not any such litigation is prosecuted to judgment, save and except any liability, claim, loss, cost, or expense arising as a result of the gross negligence or willful misconduct of Trustee. If Beneficiary brings an action against Grantor hereunder, Grantor shall pay to Beneficiary, Beneficiary's attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Deed of Trust or if Beneficiary believes it is necessary or desirable to take any action to protect or enforce the lien or security interest hereby created in the Mortgaged Property or the covenants herein or in the other Loan Documents, Beneficiary may employ an attorney or attorneys to protect its rights hereunder and thereunder, and in the event of such employment, Grantor shall pay Beneficiary the attorneys' fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Grantor by reason of such breach and including, without limitation, a judicial foreclosure action or a foreclosure proceeding pursuant to the power of sale provided herein.

8.4 Royalty Assignment. Grantor assigns to Lender absolutely and unconditionally all present and future royalties, rentals, bonuses and other amounts payable to Grantor ("**Mineral Lease Proceeds**") under any and all oil, gas and Mineral leases heretofore executed or that may be hereafter executed upon the Mortgaged Property (collectively "**Mineral Lease**"). Mineral Leases are not assigned. Grantor warrants the validity and enforcement of this assignment. Grantor shall, as Lender's licensee, collect Mineral Lease Proceeds as long as Grantor is not in default under the Note or this Deed of Trust. Grantor will apply Mineral Lease Proceeds to payment of the Note and performance of this Deed of Trust, but if the Mineral Lease Proceeds exceed the amount due under the Note and Deed of Trust, Grantor may retain the excess. If Grantor defaults in payment of the Note or performance of this Deed of Trust, Lender may terminate Grantor's license to collect and then as Grantor's agent, may collect all Mineral Lease Proceeds payable to Grantor. Lender neither has, nor assumes, any obligations as Lessor under any Mineral Lease. If Grantor has a working interest in any Mineral Lease, Grantor shall continue to be solely responsible for Grantor's share of all costs of drilling and production operations for the Mineral Lease. Lender may exercise Lender's rights and remedies under this paragraph without taking possession of the Mortgaged Property. Lender shall apply all Mineral Lease Proceeds collected under this paragraph first to expenses incurred in exercising Lender's rights and remedies. If Grantor becomes a voluntary or involuntary bankrupt, Lender is not required to act under this paragraph, and acting under this paragraph does not waive any of Lender's other rights or claim in Bankruptcy will be tantamount to the appointment of a receiver under Texas law.

8.5 Subrogation. Grantor waives any and all right to claim, recover, or subrogation against Beneficiary or its officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor's property or the property of others under Grantor's control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

8.6 Waiver of Setoff. The Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of: (i) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment,

dissolution, liquidation, or other like proceeding relating to Trustee, Beneficiary, or Grantor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary or Grantor, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Trustee or Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.

8.7 Setoff. Beneficiary shall be entitled to exercise both the rights of setoff and banker's lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary to the full extent that Grantor is liable for the outstanding balance of the Indebtedness, as provided in all of the Loan Documents.

8.8 Consent to Disposition. It is expressly agreed that Beneficiary may predicate Beneficiary's decision to grant or withhold consent to a Disposition on such terms and conditions as Beneficiary may require, in Beneficiary's sole discretion, including without limitation (i) consideration of whether the security for repayment of the Indebtedness and the performance and discharge of the Obligations, or Beneficiary's ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (ii) payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records, and (iii) payment of Beneficiary's reasonable attorneys' fees in connection with such Disposition.

8.9 Consent to Subordinate Mortgage. In the event of consent by Beneficiary to the granting of a Subordinate Mortgage, or in the event the above-described right of Beneficiary to declare the Indebtedness to be immediately due and payable upon the granting of a Subordinate Mortgage without the prior written consent of Beneficiary is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Grantor will not execute or deliver any Subordinate Mortgage unless (i) it shall contain express covenants to the effect: (a) that the Subordinate Mortgage is in all respects unconditionally subject and subordinate to the lien and security interest evidenced by this Deed of Trust and each term and provision hereof; (b) that if any action or proceeding shall be instituted to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no action be taken with respect to the Mortgaged Property which would terminate any occupancy or tenancy of the Mortgaged Property without the prior written consent of Beneficiary; and (c) that if any action or proceeding shall be brought to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), written notice of the commencement thereof will be given to Beneficiary contemporaneously with the commencement of such action or proceeding; and (ii) a copy thereof shall have been delivered to Beneficiary not less than ten (10) days prior to the date of the execution of such Subordinate Mortgage.

8.10 Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specially fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

8.11 Contest of Certain Claims. Notwithstanding the provisions of **Sections 4.1, 4.3 or 4.9** hereof, Grantor shall not be in default for failure to satisfy any Legal Requirement or to pay or discharge any Imposition or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Grantor shall have notified Beneficiary of same within five (5) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Grantor shall have furnished to Beneficiary a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety satisfactory to Beneficiary, in the amount of the

Imposition or mechanic's or materialman's lien claim, or with respect to a Legal Requirement, an amount determined by Beneficiary in its sole and absolute discretion, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment or performance of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Grantor shall promptly upon final determination thereof satisfy any such Legal Requirement or pay the amount of any such Imposition or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to satisfy any such Legal Requirement or pay the Imposition or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Grantor shall immediately upon request of Beneficiary satisfy such Legal Requirement (and if Grantor shall fails so to do, Beneficiary may, but shall not be required to, satisfy or cause to be satisfied, any such Legal Requirement) or pay (and if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Imposition or claim, notwithstanding such contest, if in the reasonable opinion of Beneficiary the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed. Beneficiary may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Beneficiary, the entitlement of such claimant is established.

8.12 Appraisals and Reports to be Provided. Promptly upon Beneficiary's written request, but no more frequently than once every three years, Grantor agrees, at Grantor's sole cost and expense (to the extent not prohibited by applicable law):

(a) to cause an inspection and written appraisal of the Mortgaged Property (or such parts of it as are designated in Beneficiary's request) to be made by a state certified appraiser approved by Beneficiary; and

(b) to cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Mortgaged Property or any operations in connection with it (all as designated in Beneficiary's request), including an accounting, architectural, consulting, engineering, design, legal, management, pest control, surveying, toxic or hazardous materials survey, inspection, removal or cleanup work, title abstracting or other technical, managerial or professional service relating to the Property or its operations. Beneficiary may elect to deliver any such request orally, by telegram, telex or telefax, by mail or by hand delivery addressed to Grantor or by any other legally effective method, and it may be given at any time and from time to time before the complete and final release and discharge of this Deed of Trust.

(c) to submit or cause to be submitted to Beneficiary, its successors or assigns, on a periodic basis during the term of this instrument, operating and/or profit and loss statements, rent rolls, and any other accounting documentation relating to the property and/or its revenues and expenses in form and substance as is satisfactory to Beneficiary and at such time or times as Beneficiary may request;

(d) to submit to Beneficiary, its successors or assigns, within a reasonable time of the request, financial statements or other statements and reports showing the current financial status and position of the Grantor herein and/or any members of the Grantor, if Grantor be a partnership and/or any stock holders of Grantor, if Grantor be a corporation and any guarantors of Grantor, if there are guarantors required by Beneficiary to guarantee Grantor's payment of the Indebtedness herein described and/or Grantor's obligation hereunder. Such financial statements shall be true and correct and of such form and substance as Beneficiary shall require.

Failure of Grantor to comply with Beneficiary's request within 30 days relative to the above subject matter, shall constitute and be considered a default in the terms and conditions of the Deed of Trust and Beneficiary shall have the right and authority to accelerate the maturity of the Note herein secured and demand payment in full of the entire unpaid balance due and owing under said Note, Deed of Trust or any other security instruments and failure of Grantor to pay said accelerated amount shall give Beneficiary the right and

authority to exercise its remedies under the terms and provisions of the Deed of Trust or any other security instruments relative to the loan as well as pursue any and all remedies which it has at law or in equity under the laws of the State of Texas.

ARTICLE IX

SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF RENTS

9.1 Security Interest. This Deed of Trust (a) shall be construed as a deed of trust on real property, and (b) shall also constitute and serve as a "Security Agreement" on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in **Article II** hereof, a first and prior security interest under, the Code as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Personalty and Fixtures. Further, and specifically, this Deed of Trust shall constitute and serve as a financing statement on fixtures, and its filing in the real property records is intended to be a "Fixture Filing" under the Code. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a first and prior security interest and all of Grantor's right, title and interest in, to, under and with respect to the Personalty and Fixtures to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. The Grantor (Debtor) and Beneficiary (Secured Party) hereby agree that filing a carbon, photographic or other reproduction of this Deed of Trust in the appropriate records for making fixture filings and financing statement filings shall be permissible in lieu of the original hereof.

9.2 Financing Statements. Grantor hereby authorizes Beneficiary to file such Financing Statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary's security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect, and preserve such security interest.

9.3 Fixture Filing. As discussed above, this Deed of Trust is also intended and shall constitute a "fixture filing" for the purposes of the Code. All or part of the Mortgaged Property is or is to become fixtures; information concerning the security interest herein granted may be obtained from the parties at the address of the parties set forth herein. For purposes of the security interest herein granted, the address of Debtor (Grantor) is set forth in the first paragraph of this Deed of Trust and the address of the Secured Party (Beneficiary) is set forth in Article I hereof.

9.4 Collateral Assignment of Rents. Pursuant to section 64.051 of the Texas Property Code, Beneficiary is assigned, as collateral, a security interest in all present and future rent and other income and receipts from the Land or Improvements. Leases are not assigned. Grantor agrees to apply all rent and other income and receipts to payment of the Note and performance of this Deed of Trust, but if the rent and other income and receipts exceed the amount due under the Note and Deed of Trust, Grantor may retain the excess. If Grantor defaults in payment of the Note or performance of this Deed of Trust, or any of the other Loan Documents, Beneficiary may enforce this assignment of rents by providing notice, in the manner prescribed by Article 11.4 of this Deed of Trust, to: (i) Grantor at Grantor's Mailing Address, or (ii) the current tenant(s) of the Property to tenant(s) address at the Land or Improvements in the manner and form provided by TEX. PROP. CODE Sec. 64.056. Upon provision of notice under this paragraph, Beneficiary may rent the Land or Improvements if vacant and collect all rent and other income and receipts. Beneficiary neither has, nor assumes, any obligations as lessor or landlord with respect to any occupant of the Land or Improvements. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the Land or Improvements. Beneficiary shall apply all rent and other income and receipts collected under this paragraph to Grantor's Obligations in the following order and priority: (i) to the payment of all expenses of enforcing Beneficiary's rights under this paragraph including reasonable attorneys' fees and costs incurred by Beneficiary; (ii) reimbursement to Beneficiary of any expenses incurred by Beneficiary to protect or maintain the Land or Improvements if required to do so under TEX. PROP. CODE Sec. 64.059; (iii) to payment of Grantor's Obligations; (iv) to payment of any obligation

secured by a subordinate security interest or other lien on the rent if, before distribution of the proceeds, Beneficiary receives a signed notice from the holder of the interest or lien demanding payment of the proceeds; and (v) the excess proceeds, if any, to Grantor. If section 64 of the Texas Property Code is amended, the terms of this paragraph shall be considered likewise amended and will comply with the statute as amended. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing of a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

ARTICLE X

CONCERNING THE TRUSTEE

10.1 No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgement, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

10.2 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if such accountant, engineer or other expert, agent or attorney-in-fact, is selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties.

10.3 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

10.4 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act

instead of the forenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the forenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the forenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

10.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

10.6 Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee's place.

10.7 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

ARTICLE XI

MISCELLANEOUS

11.1 Release. If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor's request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

11.2 Performance at Grantor's Expense. Grantor shall (i) pay all legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, attorneys' fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) pay any and all other costs and expenses of performing or complying with any and all of the Obligations. Except to the extent that costs and expenses are included within the definition of "Indebtedness," the payment of such

costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

11.3 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section 11.3 shall limit the obligations of Grantor as otherwise set forth herein.

11.4 Recording and Filing. Grantor will cause the Loan Documents (requested by the Beneficiary) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.

11.5 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, or telefacsimile to the addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on page 1 of this Deed of Trust; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.

11.6 Covenants Running with the Land. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

11.7 Successors and Assigns. Subject to the provisions of Article VI hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other persons claiming by, through, or under them.

11.8 No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

11.9 Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgement of, or on behalf of, each party, or that the signature and acknowledgement of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single

instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgements thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

11.10 Applicable Law. This Deed of Trust, the Note, and all other Loan Documents executed by Grantor pursuant to the terms of this Deed of Trust, and each and every provision hereof and thereof, shall be governed by and construed according to the laws of the State of Texas and shall be performable for all purposes in Brazos County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Grantor and Beneficiary, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Deed of Trust, the Note, or any other Loan Documents executed by Grantor pursuant to the terms of this Deed of Trust; and venue in any such dispute shall be laid in Brazos County, Texas or in the Southern District of Texas.

11.11 Controlling Agreement. It is expressly stipulated and agreed to be the intent of Grantor, Trustee and Beneficiary at all times to comply with applicable Texas law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law) and that this section shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Indebtedness, or if Beneficiary's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's, Trustee's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Trustee and/or Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.12 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

11.13 Rights Cumulative. Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion

therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

11.14 Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in funds immediately available at the place where the Note is payable (or such other place as Beneficiary, in Beneficiary's sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

11.15 Exceptions to Covenants. Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.

11.16 Reliance. Grantor recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting this Deed of Trust, Beneficiary is expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary; that such reliance exists on the part of Beneficiary prior hereto; that such warranties and representations are a material inducement to Beneficiary in making the loan evidenced by the Loan Documents and accepting of this Deed of Trust; and that Beneficiary would not be willing to make the loan evidenced by the Loan Documents and accept this Deed of Trust in the absence of any of such warranties and representations.

11.17 Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

11.18 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

11.19 **Original Document Retention. The undersigned (Borrower, Maker, Grantor, Pledgor, Assignor or Guarantor, as the case may be), agrees that a facsimile, scanned or imaged copy of a duly executed counterpart of this document or any related miscellaneous documents, papers, reports or correspondence (for purposes of this paragraph collectively the "Loan Documents")**

shall be sufficient to evidence the binding agreement of the undersigned and the Lender to the terms therein. The Loan Documents may be executed in one or more counterparts, each of which shall constitute an original. The undersigned understands and agrees that (i) the Lender's document retention policy may involve the imaging of executed Loan Documents and the destruction of the paper originals, and (ii) the undersigned waives to the extent allowed by law any right, claim or defense in any way arising from the fact that the originals of the Loan Documents cannot be produced.

11.20 Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Deed of Trust and the Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

EXECUTED as of the date first above written.

GRANTOR:

AggieLand-Parks, Inc., a Texas corporation

By: /s/ Dale Van Voorhis

Dale Van Voorhis, President

STATE OF Texas

COUNTY OF Brazos

This instrument was acknowledged before me on **April 27, 2020** by **Dale Van Voorhis, President of AggieLand-Parks, Inc., a Texas corporation.**

/s/ Andrea B. Goodson

Notary Public, State of Texas

STATE OF ________________

COUNTY OF ________________

AFTER RECORDING RETURN TO:

First Financial Bank, N.A.
P.O. Box 5847
Bryan, Texas 77805-5847

PREPARED IN THE LAW OFFICE OF

West, Webb, Allbritton & Gentry, P.C.
1515 Emerald Plaza
College Station, Texas 77845
(Michael H. Gentry)

EXHIBIT "A"

TRACT ONE:

Being all that certain 200.00 acre tract or parcel of land lying and being situated in the A. D. LANCASTER SURVEY, Abstract No. 150 and the MOSES HUGHES SURVEY, Abstract No. 134, Brazos County, Texas. Said tract being a portion of a called 760.00 acre tract as described by a Partition Deed to Travis B. Bryan, Jr., Trustee for Emily Adams Lyne, Elizabeth Pringle Lyne and Thomas Barrett Lyne, recorded in Volume 346, page 498, Deed Records of Brazos County, Texas.

Said tract being more particularly described by metes and bounds as follows:

BEGINNING at a broke concrete monument found on the northeast right of way line of Farm to Market Road No. 974 (80' R.O.W.) marking the west corner of said 760.00 acre tract and the south corner of a called 680.284 acre tract as described by a Deed to John C. Adams recorded in Volume 350, page 315, Deed Records of Brazos County, Texas, for reference a concrete right of way marker found on the northeast line of F.M. 974 bears: N 63° 07' 34" W for a distance of 761.95 feet;

THENCE N 34° 09' 05" E along the common line of said 760.00 acre tract and said 680.284 acre tract, at 2633.36 feet pass a 5/8 inch iron rod found, continue on for a total distance of 6184.34 feet to a point on said line, for reference a concrete monument found marking the northwest corner of said 760.00 acre tract on the south line of a called 586.29 acre tract as described by a deed to the Senator Ranch, Inc., recorded in Volume 577, page 344, Deed Record of Brazos County, Texas, Bears: N 34° 09' 05" E for a distance of 1388.20 feet (this line was used for bearing orientation honoring the Deed call bearing of said 760.00 acre tract, 346/495);

THENCE S 55° 50' 55" E through said 760.00 acre tract for a distance of 1984.86 feet to a point marking the east corner of this herein described tract;

THENCE S 44° 16' 27" W continuing through said 760.00 acre tract for a distance of 5938.66 feet to a point on the northeast line of F.M. 974, for reference a concrete right of way marker found on the northeast line of F.M. 974 Bears: S 75° 36' 42" E for a distance of 265.74 feet;

THENCE N 75° 36' 42" W along the northeast line of F.M. 974 for a distance of 1000.00 feet to the POINT OF BEGINNING, containing 200.00 acres of land, more or less. Being the property described as Tract 1 in a Deed from Tickle T, Inc. to Thomas Barret Lyne, Jr., recorded in Volume 7681, page 196, Official Records of Brazos County, Texas.

TRACT TWO:

All that certain 250 acre tract or parcel of land lying and being situated in the A. D. LANCASTER SURVEY, Abstract No. 150 and the MOSES HUGHES SURVEY, Abstract No. 134, Brazos County, Texas. Said tract being a portion of a called 760.00 acre tract as described by a Partition Deed to Travis B. Bryan, Jr., Trustee for Emily Adams Lyne, Elizabeth Pringle Lyne and Thomas Barrett Lyne, recorded in Volume 346, page 498, Deed Records of Brazos County, Texas.

Said tract being more particularly described by metes and bounds as follows:

BEGINNING at a broken concrete monument found on the northeast right-of-way line of Farm to Market Road No. 974 (80' R.O.W.) marking the west corner of said 760.00 acre tract and the south corner of a called 680.284 acre tract as described by a Deed to John C. Adams recorded in Volume 350, page 315, Deed Records of Brazos County, Texas, for reference a concrete right-of-way marker found on the northeast line of F.M. 974 bears: N 63° 07' 34" W for a distance of 761.95 feet;

THENCE: N 34° 09' 05" E along the common line of said 760.00 acre tract and said 680.284 acre tract, at 2633.36 feet pass a 5/8" iron rod found, continue on for a total distance of 6184.34 feet to a point on said line marking the POINT OF BEGINNING of this herein described tract;

THENCE: N 34° 09' 05" E continuing along the common line of said 760.00 acre tract and said 680.284 acre tract, for a distance of 1388.20 feet to a concrete monument found marking the northwest corner of said 760.00 acre tract on the south line of a called 586.29 acre tract as described by a Deed to the Senator Ranch, Inc., recorded in Volume 577, page 344, Deed Records of Brazos County, Texas, (This line was used for bearing orientation honoring the deed call bearing of said 760.00 acre tract (346/495);

THENCE: along the common line of said 760.00 acre tract and said 586.29 acre tract and generally following a fence line for the following calls:

N 88° 44' 02" E for a distance of 822.16 feet to a point;

S 77° 22' 25" E for a distance of 30.59 feet to a point;

S 72° 29' 08" E for a distance of 31.68 feet to a point;

S 67° 40' 54" E for a distance of 64.83 feet to a point;

S 59° 03' 33" E for a distance of 82.33 feet to a point;

S 53° 03' 12" E for a distance of 187.40 feet to a point;

S 55° 45' 30" E for a distance of 59.54 feet to a point;

S 70° 22' 56" E for a distance of 874.55 feet to a point;

S 84° 16' 10" E for a distance of 60.07 feet to a point;

S 88° 18' 31" E for a distance of 114.70 feet to a point;

N 85° 28' 14" E for a distance of 199.56 feet to a point;

N 79° 50' 22" E for a distance of 100.30 feet to a point;

N 75° 31' 42" E for a distance of 145.86 feet to a point;

N 80° 21' 15" E for a distance of 175.32 feet to a point;

N 73° 19' 47" E for a distance of 227.51 feet to a point;

N 59° 55' 57" E for a distance of 57.74 feet to a 5/8" iron rod set marking the northeast corner of this herein described tract;

THENCE: S 20° 38' 37" W through said 760.00 acre tract for a distance of 2683.89 feet to a 5/8" iron rod found marking an angle point in the east line of this herein described tract;

THENCE: S 65° 49' 25" W continuing through said 760.00 acre tract, at 316.87 feet pass a 5/8" iron rod found, continue on for a total distance of 1634.18 feet to a 5/8" iron rod found marking an angle point in the east line of this herein described tract;

THENCE: S 44° 16' 27" W continuing through said 760.00 acre tract, at 2355.98 feet pass a 5/8" iron rod found, continue on for a total distance of 4510.22 feet to a 5/8" iron rod found on the northeast line of F.M. 974, for reference a concrete right-of-way marker found on the northeast line of F.M. 974 bears: S 74° 12' 08" E for a distance of 1148.25 feet;

THENCE: N 74° 12' 08" W along the northeast line of F.M. 974 for a distance of 549.65 feet to a concrete right-of-way marker found marking an angle point in said line;

THENCE: N 75° 36' 42" W continuing along the northeast line of F.M. 974 for a distance of 265.74 feet to a point on said line;

THENCE: N 44° 16' 27" E through said 760.00 acre tract for a distance of 5938.66 feet to a point marking an interior southwest corner of this herein described tract;

THENCE N 55° 50' 55" W continuing through said 760.00 acre tract for a distance of 1984.86 feet to the POINT OF BEGINNING, containing 250.00 acres of land, more or less. Being the property described as Tract 2 in a Deed from Tickle T, Inc. to Thomas Barret Lyne, Jr., recorded in Volume 7681, page 196, Official Records of Brazos County, Texas.

EXHIBIT "B"

PERMITTED EXCEPTIONS

1. Right-of-Way Easement from Emily Adams Lyne Trust to The City of Bryan, dated August 17, 1994, recorded in Volume 2258, page 222, Official Records of Brazos County, Texas.

2. Right-of-Way Easement from Ann Melvin to The City of Bryan, dated November 21, 1993, recorded in Volume 2258, page 228, Official Records of Brazos County, Texas.

3. Permanent Easement Agreement by and between Thomas Barret Lyne, Jr. and ETC Texas Pipeline, Ltd., dated June 26, 2012, recorded in Volume 10837, page 264, Official Records of Brazos County, Texas.

4. Right-of-Way Easement from Thomas Barret Lyne, Jr. to the City of Bryan, Texas, d/b/a Bryan Texas Utilities ("BTU"), dated October 7, 2009, recorded in Volume 11750, page 102, Official Records of Brazos County, Texas.

5. Right-of-Way Easement from Thomas Barret Lyne, Jr. to the City of Bryan, Texas, d/b/a Bryan Texas Utilities ("BTU"), dated December 11, 2014, recorded in Volume 12508, page 191, Official Records of Brazos County, Texas.

6. Mineral Deed from Ferrill Creek Ranch, LLC to Vernell Investments, LLC, dated January 18, 2019, recorded in Volume 15116, page 81, Official Records of Brazos County, Texas.

7. Mineral Deed from Ferrill Creek Ranch, LLC to Vernell Investments, LLC, dated February 6, 2019, recorded in Volume 15189, page 11, Official Records of Brazos County, Texas.

8. Estate created by Oil and Gas Lease from The Emily A. Lyne Trust to Clayton Williams Energy, Inc., dated July 31, 1997, recorded in Volume 2905, page 282, Official Records of Brazos County, Texas.

9. Estate created by Oil and Gas Lease from Tickle T, Inc. to The 7711 Corporation, dated August 14, 2006, recorded in Volume 7555, page 287, Official Records of Brazos County, Texas.

10. Estate created by Memorandum of Oil and Gas Lease from Thomas Barret Lyne, Jr. to Endeavor Natural Gas II, LLC, dated September 1, 2010, recorded in Volume 9825, page 254, Official Records of Brazos County, Texas; and amended in Amendment recorded in Volume 10240, page 43, Official Records of Brazos County, Texas.

11. Affidavit to the Public Affidavit to the Public regarding On-site Sewage Facility (OSSF) Maintenance executed by Ferrill Creek Ranch, LLC dated April 18, 2019, recorded in Volume 15266, page 141, Official Records of Brazos County, Texas.